Exhibit 10.6
Neurologix, Inc.
One Bridge Plaza
Fort Lee, NJ 07024
November 23, 2010
Via Facsimile and Federal Express
To: The Investors Listed on the Signature Pages
Re: Proposed Financing
Ladies and Gentlemen:
Reference is made to (i) the Stock and Warrant Subscription Agreement, dated as of May 10, 2006, by and among Neurologix, Inc. (the “Company”), General Electric Pension Trust (“GE”), DaimlerChrysler Corporation Master Retirement Trust, n/k/a Chrysler Group LLC Master Retirement Trust (“Chrysler”), certain funds managed by ProMed Asset Management LLC, Paul Scharfer, and David Musket (“Musket”), as amended by letter agreement dated November 8, 2007 (such Stock and Warrant Subscription Agreement, as amended, is hereafter referred to as the “Series C Subscription Agreement”), (ii) the Stock and Warrant Subscription Agreement, dated as of November 19, 2007, by and among the Company, GE and Corriente Master Fund, L.P. (the “Series D Subscription Agreement”), and (iii) the Stock and Warrant Subscription Agreement, dated as of April 28, 2008, by and among the Company, GE and Corriente Master Fund, L.P. (the “Corriente Subscription Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Series C Subscription Agreement, the Series D Subscription Agreement and the Corriente Subscription Agreement.
As of the date hereof, each of GE, Chrysler, ProMed Partners, LP, ProMed Offshore Fund Ltd. and Musket constitute all of the holders of the Company’s Series C Convertible Preferred Stock, par value $0.10 per share (each of GE, Chrysler, ProMed Partners LP, ProMed Offshore Fund Ltd. and Musket is hereafter referred to individually as an “Existing Series C Holder” and collectively as the “Existing Series C Holders”).
As of the date hereof, each of GE and Corriente Master Fund, L.P. (“Corriente”) constitute all of the holders of the Company’s Series D Convertible Preferred Stock, par value $0.10 per share (each of GE and Corriente, in each such entity’s respective capacity as a holder of such shares, is hereafter referred to individually as an “Existing Series D Holder” and collectively as the “Existing Series D Holders”).
As you know, the Company is proposing to issue senior secured promissory notes and common stock warrants on substantially the terms set forth in the letter of intent attached hereto as Exhibit A (the issuance of such notes and warrants on such terms is hereafter referred to as the “Financing”). You are either participating in, or have waived your rights to participate in, the Financing.

One of the Financing terms provides that the investors participating in the Financing (the “Financing Investors”) be given the right to participate in certain future financings of the Company in an amount equal to the greater of (i) nineteen percent (19%) of the aggregate amount of securities offered in such financing and (ii) the amount of such offered securities not subscribed for by the Company’s existing preemptive rights holders (such participation right is hereafter referred to as the “Financing Right of First Refusal”).
Sections 3.1 of the Series C Subscription Agreement, the Series D Subscription Agreement and the Corriente Subscription Agreement provide the Existing Series C Holders and the Existing Series D Holders with participation rights in future equity or equity-related financings of the Company (such participation rights are hereafter referred to as the “Existing Right of First Refusal”).
In order to permit the Company to comply with the Financing Right of First Refusal, the Company is hereby requesting your consent to the following modifications to Section 3.1 of the Series C Subscription Agreement, the Series D Subscription Agreement and the Corriente Subscription Agreement:
Modifications:
You hereby acknowledge and agree that any Offered Securities for which you may subscribe, as set forth in your Notice of Acceptance, shall be reduced to the extent necessary for the Company to comply with the Financing Right of First Refusal; provided, that, any such reduction shall be made on a pro rata basis among all other participating Existing Series C Holders and Existing Series D Holders based on each such Holder’s participation amount as set forth in its Notice of Acceptance; and provided, further, that, any such reduction shall first be made to any Undersubscription Amounts on a pro rata basis among the oversubscribing Existing Series C Holders and Existing Series D Holders based on each such Holder’s Undersubscription Amount as set forth in its Notice of Acceptance.

Sections 6.2 of the Series C Subscription Agreement and the Series D Subscription Agreement and Section 7.2 of the Corriente Subscription Agreement require your consent to the modifications described in the preceding paragraph. Your acknowledgment below indicates your consent to such modifications and your acceptance of and agreement to the matters set forth herein. Accordingly, please sign the copy of this letter enclosed for such purpose in the designated space below and return it to the Company by e-mail to marcpanoff@neurologix.net, or by facsimile to (201) 592-0366, attention: Marc Panoff, Chief Financial Officer.
This letter shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the choice of law principles thereof.
This letter may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.
Sincerely,
/s/ Marc L. Panoff
Marc L. Panoff
Chief Financial Officer

Consented and Accepted:

Investors:

GENERAL ELECTRIC PENSION TRUST
By: GE Asset Management Incorporated, its Investment Manager

By:	/s/ B.C. Sophia Tsai
Name: B.C. Sophia Tsai
Title: Vice President and Managing Director

CHRYSLER GROUP LLC MASTER RETIREMENT TRUST
By: State Street Bank and Trust Company, as Trustee of the Chrysler Group LLC Master Retirement Trust

By:	/s/ Steve Sovany

Name: Steve Sovany
Title: Vice President

PROMED PARTNERS, LP

By:	/s/ David Musket

Name: David Musket
Title: GP

PROMED OFFSHORE FUND LTD.

By:	/s/ David Musket

Name: David Musket
Title: Managing Member

CORRIENTE MASTER FUND, L.P.
By: Corriente Capital Management, L.P., its Managing General Partner
By: Corriente Advisors, LLC, its General Partner

By:	/s/ James Haddaway

Name: James Haddaway
Title: President

/s/ David Musket

David Musket